UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 8, 2026

Date of Report (Date of earliest event reported)

LIMITLESS X HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56453	81-1034163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9777 Wilshire Blvd., #400
Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

(855) 413-7030

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N./A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

Memorandum of Understanding

On April 8, 2026 (the “Effective Date”), Limitless X Holdings Inc. (the “Company”) entered into a binding Memorandum of Understanding for Stock Issuance Settlement (the “MOU”) with its Chief Executive Officer and Chairman of the Board of Directors and greater than 10% shareholder in the Company, Jaspreet Mathur (“Mathur”), to clarify and settle certain benefits in the amount of $50,000 previously promised to Mathur under his employment offer letter and related to his efforts to grow the Company’s business. The MOU provides for an accord and settlement of all bonus and incentive stock compensation promised to Mathur as part of his offer letter and in connection with acquiring celebrity contracts, without affecting any other obligations or rights under such offer letter or other agreements between the parties.

Pursuant to the MOU, and as consideration for all bonuses and incentives earned by Mathur for meeting milestones on behalf of the Company (including, but not limited to, entering into contracts with high-profile athletes and funding professionals required for public market reporting), the Company agreed to cause to be issued to Mathur a total of 550,000 shares of the Company’s Class B Convertible Preferred Stock (the “Class B Preferred Shares”). The Class B Preferred Shares are intended to constitute full compensation for all bonus payments which are or may be owed to Mathur under his offer letter and as previously promised to him to acquire celebrity contracts.

The Class B Preferred Shares will be subject to all terms, conditions and restrictions set forth in the Company’s Certificate of Designation of Class B Convertible Preferred Stock, as amended. The Class B Preferred Shares will be restricted securities under the Securities Act of 1933, as amended (the “Securities Act”).

Summary of Terms of Class B Convertible Preferred Stock

Holders of the Class B Convertible Preferred Stock (“Class B Stock”) have no voting rights, except as required by Delaware law. Dividends do not accrue on the Class B Stock. Each share of Class B Stock is entitled to a liquidation preference of $3.00 per share, senior to common stock and junior to the company’s Class A preferred stock. Each share of Class B Stock is convertible, at the holder’s option, into .067 shares of common stock (initially, one share of Class B Stock converted into two shares of common stock, but was adjusted to conform to the company’s December 2022 reverse stock split), subject to a beneficial-ownership cap if, after giving effect to the conversion, the holder (together with its affiliates/attribution parties) would beneficially own more than 4.99% of the outstanding common stock, with the ability to increase that cap to 9.99%. The conversion price/ratio is adjusted for stock dividends, stock splits, combinations and reclassifications.

The foregoing description of the MOU does not purport to be complete and is qualified in its entirety by reference to the full text of the MOU, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

To the extent applicable, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

To the extent applicable, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Memorandum of Understanding by and between the Company and Jaspreet Mathur dated April 6. 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMITLESS X HOLDINGS INC.

Date:	April 9, 2026	By:	/s/ Jaspreet Mathur
		Name:	Jaspreet Mathur
		Title:	Chief Executive Officer